Exhibit 99.1

                     Allied Motion Reports Continued Profit
                       Improvement for the Second Quarter


    DENVER--(BUSINESS WIRE)--July 22, 2004--Allied Motion Technologies Inc. (Nasdaq:AMOT) today announced it continued to achieve a significant improvement in sales and profit for the quarter ended June 30, 2004 as compared to the same period last year.
    The Company achieved net income for the second quarter of $608,000 or $.10 per diluted share compared to net income of $302,000 or $.06 per diluted share for the same period last year. Revenues for the quarter ended June 30, 2004 increased 55% to $15,104,000 compared to $9,736,000 last year. This quarter includes the results from Stature Electric, Inc., a subsidiary that was acquired on May 10, 2004 in connection with the Owosso Corporation merger. Revenues from existing businesses, excluding Stature's revenues, increased 29% for the quarter ended June 30, 2004 over the same period last year. Backlog at June 30, 2004 was $22,023,000.
    During the six months ended June 30, 2004, the Company achieved net income of $1,035,000 or $.18 per diluted share compared to net income of $153,000 or $.03 per diluted share for the same six months last year. Revenues for the first six months this year increased 39% to $26,352,000 compared to $18,912,000 for the same period last year. Revenues from existing businesses increased 26% for the six months ended June 30, 2004 over the same period last year.
    "We are quite pleased with the results for the first half of the year," commented Dick Smith, CEO of Allied Motion. "Our acquisition of Owosso Corporation and its wholly owned subsidiary, Stature Electric, Inc. has been completed, furthering our expansion into the motion control industry. During the first half of 2004, we saw a strengthening in many of our markets which has been helped by the improving economy. In addition, the expanded efforts of our sales and marketing organization are also contributing to our sales growth. We continue to achieve improved results as compared to the same period of the prior year, including improved margins resulting from increased operating efficiencies and reduced costs. Although we are pleased with the results this year to date, we will continue to strive for the constant improvement in our operations that will be necessary for us to achieve our long-term goals for growth in sales and profitability, as well as to facilitate our continued expansion into the motion control industry."
    Dick Warzala, President of Allied Motion, added, "During the first six months of 2004, we experienced a significant sales increase while we continued to focus on enhancing our engineering resources and to drive internal cost reductions to improve our bottom line. Order input was strong for the first half of 2004 and backlog at June 30, 2004 is up 21% over the same time last year, on a pro forma basis including backlog for Stature Electric at both dates. Upon closing the Owosso merger, we immediately updated our corporate strategy with an increased emphasis on leveraging our technology base and began implementing Allied's Systematic Tools (AST) at Stature Electric. The continuing implementation of AST within all of our operations provides the foundation to improve our internal operations, while our emphasis on reducing product costs through strategic sourcing and product re-design efforts will improve our cost effectiveness and further enhance our ability to win new business and fuel our internal growth engine in the future."

    Headquartered in Denver, Colorado, Allied Motion designs, manufactures and sells motion control products into applications that serve many industry sectors. Allied Motion is a leading supplier of precision and specialty motion control components and systems to a broad spectrum of customers throughout the world.

    The statements in this press release and in the Company's July 22, 2004 conference call that relate to future plans, events or performance are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statements that may predict, forecast, indicate, or imply future results, performance, or achievements. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual results of the Company to differ materially from the forward-looking statements. The risks and uncertainties include international, national and local general business and economic conditions in the Company's motion markets, introduction of new technologies, products and competitors, the ability to protect the Company's intellectual property, the ability of the Company to sustain, manage or forecast its growth and product acceptance, success of new corporation strategies and implementation of defined critical issues designed for growth and improvement in profits, the continued success of the Company's customers to allow the Company to realize revenues from its order backlog and to support the Company's expected delivery schedules, the continued viability of the Company's customers and their ability to adapt to changing technology and product demand, the ability of the Company to meet the technical specifications of its customers, the continued availability of parts and components, increased competition and changes in competitor responses to the Company's products and services, changes in government regulations, availability of financing, the ability of the Company's lenders and financial institutions to provide additional funds if needed for operations or for making future acquisitions or the ability of the Company to obtain alternate financing if present sources of financing are terminated, the ability to attract and retain qualified personnel who can design new applications and products for the motion industry, the ability of the Company to identify and consummate favorable acquisitions to support growth and new technology, and the ability of the Company to control costs for the purpose of improving profitability. The Company's ability to compete in this market depends upon its capacity to anticipate the need for new products, and to continue to design and market those products to meet customers' needs in a competitive world. Actual results, events and performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements as a prediction of actual results. The Company has no obligation or intent to release publicly any revisions to any forward looking statements, whether as a result of new information, future events, or otherwise.

-0-
*T
ALLIED MOTION TECHNOLOGIES, INC.
FINANCIAL SUMMARY (IN THOUSANDS, EXCEPT PER SHARE DATA) (UNAUDITED)
                                       For the Three    For the Six
                                           Months          Months
                                        Ended June 30,  Ended June 30,
HIGHLIGHTS OF OPERATING RESULTS          2004   2003     2004    2003
----------------------------------------------------------------------
Revenue                               $15,104 $9,736  $26,352 $18,912
                                      ================================

Income before income taxes               $990   $466   $1,685    $221
Provision for income taxes               (382)  (164)    (650)    (68)
                                      --------------------------------

Net income                              $ 608  $ 302  $ 1,035   $ 153
                                      ================================

PER SHARE AMOUNTS:
Diluted  income per share                $.10   $.06     $.18    $.03
                                      ================================
Diluted weighted average common shares  5,897  4,885    5,699   4,882
                                      ================================
*T

-0-
*T
                                                 June 30, December 31,
CONDENSED BALANCE SHEETS                           2004        2003
----------------------------------------------------------------------
Assets
Current Assets:
 Cash and cash equivalents                           $838      $1,960
 Trade receivables, inventories, and other
  current assets                                   17,797      11,677
                                              ------------------------
Total current assets                               18,635      13,637
Property, plant and equipment, net                 12,909       6,423
Goodwill and intangible assets                     15,913       7,437
                                              ------------------------
Total Assets                                      $47,457     $27,497
                                              ========================
Liabilities and Stockholders' Investment
Current Liabilities:
 Debt obligations                                   6,762       1,967
 Accounts payable and other current
  liabilities                                       9,142       5,734
                                              ------------------------
Total Current Liabilities                          15,904       7,701
Long term debt obligations                          6,579         345
Other long term liabilities                         3,613       3,392
                                              ------------------------
Total Liabilities                                  26,096      11,438
Stockholders' Investment                           21,361      16,059
                                              ------------------------
Total Liabilities and Stockholders' Investment    $47,457     $27,497
                                              ========================
*T

-0-
*T

                                                    For the Six Months
                                                                  Ended June 30,
CONDENSED STATEMENTS OF CASH FLOWS                     2004      2003
----------------------------------------------------------------------
Cash flows from operating activities:
  Net income                                          $1,035     $153
  Depreciation and amortization                          872      673
  Changes in working capital balances and other       (1,680)    (632)
                                                   -------------------
Net cash provided by operating activities                227      194
Net cash used in investing activities                (13,493)    (265)
Net cash provided by (used in) financing activities   12,144     (502)
Effect of foreign exchange rate changes on cash           --        4
                                                   -------------------
Net decrease in cash and cash equivalents             (1,122)    (569)
Cash and cash equivalents at beginning of year         1,960    1,955
                                                   -------------------
Cash and cash equivalents at June 30                    $838   $1,386
                                                   ===================
*T


    CONTACT: Allied Motion Technologies Inc.
             Richard Smith, 303-799-8520
             or
             Sue Chiarmonte, 303-799-8520